SECURITIES AND EXCHANGE COM MISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report
(Date of earliest Event Reported):                                 May 28, 2002

                            VICON FIBER OPTICS CORP.
             (exact name of registrant as specified in its charter)

Delaware                         0-11057                     13-2615925
(State or other            (Commission title        (IRS Employer identification
jurisdiction of                  number)                       number)
incorporation or
organization)


 90 Secor Lane, Pelham Manor, New York                         10803
(address of principal executive offices                      (zip code)


Registrant's telephone number including
  area code                                               (914) 738-5006

Item 5 - Other Events

In December 2001, the Company filed a civil legal suit against several of its former officers, as well as against its former independent auditors. The suit was flied with the U.S. District Court, Southern District of New York and alleged, among other things, that the former officers misappropriated Company funds, and falsified and/or destroyed certain of the Company's books and records. The suit also alleged that the former auditors failed, among other things, to conduct a number of annual Company audits in accordance with generally accepted auditing standards. The former auditors have filed a counter claim against the Company alleging that the Company has failed to pay them approximately $53,000 for past services.

The Company was recently informed by its attorneys that the United States District Court, Southern District of New York has ruled against the Company's effort to have the above referenced legal proceeding adjudicated in Federal Court, and dismissed the action stating jurisdictional reasons. Specifically, the Court dismissed two of the counts with prejudice, and the remaining counts without prejudice, further stating that the remaining counts may be brought before the New York State court system. The Company, on May 28, 2002, filed a lawsuit against these same defendants in the New York State Supreme Court, Westchester County.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        VICON FIBER OPTICS CORP.

                                                 By /s/ Arthur W. Levine
                                                        ------------------------
                                                        Arthur W. Levine
                                                        President

Date: May 29, 2002